UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 10, 2007

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements

On January 10, 2007, Hercules Offshore, Inc. (the “Company”) implemented the Hercules Offshore, Inc. Deferred Compensation Plan (the “Plan”), effective as of January 1, 2007. The Plan was approved by the board of directors of the Company. Directors and, subject to the discretion of a committee appointed by the board of directors to administer the Plan, certain management and other highly compensated employees of the Company (such employees, together with the directors, “Participants”), including our Chief Executive Officer and our Chief Financial Officer, are eligible to participate in the Plan. Participants may elect to defer, on a pre-tax basis, up to 80% of base salary and up to 100% of any director fees, bonus or compensation under the Company’s long-term incentive plan. All deferrals are credited to a deferred compensation account. The Company may make contributions to a Participant’s deferred compensation account (1) to restore any 401(k) matching contribution the Participant may forego because of compensation deferred into the Plan and (2) at the discretion of the board of directors, to recognize a Participant’s service to the Company. Participants are fully vested in their deferrals at all times; however, contributions by the Company to a Participant’s deferred compensation account may be subject to vesting requirements. Compensation deferred under the Plan earns interest based on the performance of measurement funds selected by the Participant.

Under certain circumstances, including in connection with a change of control of the Company, distributions of amounts deferred under the Plan may accelerate. The Company reserves the right to terminate the Plan at any time. An optional termination of the Plan by the Company will not result in a distribution acceleration except as permitted by the Internal Revenue Code and related Treasury guidance in connection with a change in control of the Company.

The Plan is administered by a committee appointed from time to time by the board of directors of the Company. Following a change in control of the Company, the members of the committee in place immediately prior to the change in control may appoint an independent third party to administer the Plan.

In connection with the adoption of the Plan, the Company has adopted a trust agreement with JPMorgan Chase Bank, N.A. as the trustee (the “Trust”). The Company intends to deposit amounts to the Trust as such amounts are deferred by Participants or contributed by the Company. The Trust is a “rabbi trust,” meaning that the funds held by the trustee remain subject to the claims of the Company’s general creditors in the event of the Company’s insolvency.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1     Hercules Offshore, Inc. Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: January 17, 2007	By:	/s/ James W. Noe
James W. Noe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Hercules Offshore, Inc. Deferred Compensation Plan.